Exhibit 10.25

THIS INSTRUMENT IS SUBJECT TO THE TERMS OF THE SUBORDINATION AGREEMENT DATED AS OF EVEN DATE HEREWITH AMONG SUNOCO LOGISTICS PARTNERS OPERATIONS L.P., AS DEBTOR, AND SUNOCO, INC., AS SUBORDINATED CREDITOR, IN FAVOR OF CITIBANK, N.A., AS ADMINISTRATIVE AGENT, AND THE LENDERS REFERENCED THEREIN.

THIS INSTRUMENT IS ALSO SUBJECT TO THE TERMS OF THE TD BANK SUBORDINATION AGREEMENT DATED AS OF EVEN DATE HEREWITH AMONG SUNOCO LOGISTICS PARTNERS OPERATIONS L.P., AS DEBTOR, AND SUNOCO, INC., AS SUBORDINATED CREDITOR, IN FAVOR OF TD BANK, N.A., AS ADMINISTRATIVE AGENT, AND THE LENDERS REFERENCED THEREIN.

PROMISSORY NOTE

$100,000,000.00

Dated: July 1, 2010

Philadelphia, PA

FOR VALUE RECEIVED and intending to be legally bound, Sunoco Logistics Partners Operations L.P., a Delaware limited partnership (the “Maker”), promises to pay to the order of Sunoco, Inc., a Pennsylvania corporation (the “Payee”), upon surrender hereof, the principal sum of One Hundred Million Dollars ($100,000,000.00). Maker will pay interest in arrears from the date of issue on the unpaid principal balance at the rate of three-month LIBOR plus 275 basis points per annum (calculated on the basis of a 360-day year of twelve 30-day months), in quarterly installments, to be paid on the first (1st) day of each January, April, July and October, in each year commencing on July 1, 2010 through May 31, 2013 (the “Maturity Date”). Subject to the subordination provisions set forth herein and in the Subordination Agreement (defined below), the unpaid principal and any accrued interest thereon shall become payable on the Maturity Date hereof, at which time any remaining unpaid principal and interest shall be due in full.

This Note is subject to that certain Intercompany Subordination Agreement (the “Subordination Agreement”), dated as of July 1, 2010, by and between Maker and Payee, in favor of Citibank, N.A., as Administrative Agent (“Administrative Agent”) and the banks and financial institutions from time to time Lenders under the Credit Agreement dated as of August 8, 2007, by and among Maker, as Borrower, Sunoco Logistics Partners L.P., a Delaware limited partnership, as Guarantor, the Lenders and the Administrative Agent (as the same may be amended, restated, refinanced and replaced from time to time, the “Credit Agreement”). Capitalized terms used herein but not otherwise defined shall have the meanings given to them in the Credit Agreement. Notwithstanding anything to the contrary herein, payment on this Note is, and shall be, expressly postponed and made subordinate, to the extent and in the manner set forth herein and in the Subordination Agreement.

This Note is also subject to that certain Intercompany Subordination Agreement (the “TD Bank Subordination Agreement”), dated as of July 1, 2010, by and between Maker and Payee,

in favor of TD Bank, N.A., as Administrative Agent (“Administrative Agent”) and the banks and financial institutions from time to time Lenders under the Credit Agreement dated as of March 13, 2009, by and among Maker, as Borrower, Sunoco Logistics Partners L.P., a Delaware limited partnership, as Guarantor, the Lenders and the Administrative Agent (as the same may be amended, restated, refinanced and replaced from time to time, the “TD Bank Credit Agreement”). Notwithstanding anything to the contrary herein, payment on this Note is, and shall be, expressly postponed and made subordinate, to the extent and in the manner set forth herein and in the TD Bank Subordination Agreement.

Payment of the principal of, and any premium and interest on, this Note will be made in lawful money of the United States of America and in immediately available funds, at the principal office of the Payee at 1735 Market Street - Suite LL, Philadelphia, PA 19103-7583, or such other place as Payee may designate in writing.

In the event that Maker defaults on any payment under this Note, Payee may assess a late charge of two percent (2%) for each such payment that remains unpaid more than one (1) day after its due date. This late charge shall be paid as liquidated damages in lieu of actual damages, and not as a penalty. Notwithstanding any provision contained herein, the total liability of Maker (before or after default) for payment of interest pursuant hereto, shall not exceed the maximum amount of such interest permitted by law to be charged, collected or received from Maker, and if any payments by Maker include interest in excess of such maximum amount, Payee shall apply such excess to the reduction of the unpaid principal amount due pursuant hereto, or if none is due, such excess shall be refunded to Maker. Any such application or refund shall not cure or waive any default hereunder. In determining whether or not any interest payable under this Note exceeds the highest rate permitted by law, any non-principal payment (except payments specifically stated in this Note to be “interest”), including without limitation, late charges, shall be deemed, to the extent permitted by applicable law, to be an expense, fee, premium or penalty rather than interest.

Whenever any payment to be made hereunder otherwise shall be due on a Saturday, Sunday or other day on which banks in the City of Philadelphia, Pennsylvania are required or permitted by law to close (any other day being a “Business Day”) such payment shall be made on the next succeeding Business Day.

This Note requires (i) no payment of principal at any time prior to the date that is six (6) months after the last occurring Stated Maturity Date of any Lender under the Credit Agreement, and (ii) no payment of interest during the existence of a Default or Event of Default under the Credit Agreement.

Payee will not ask, demand, sue for, take or receive from Maker, directly or indirectly, in cash or other property or by set-off or in any other manner (including without limitation from or by way of collateral), payment of all or any of the principal, interest, premiums or other amounts payable under this Note, until such time (the “Satisfaction Time”) as:

(a) the Lenders have no further commitments to lend or issue Letters of Credit under the Credit Agreement;

(b) the Maker’s Obligations (other than contingent indemnification obligations not yet due and payable) under the Credit Agreement have all been paid; and

(c) all Letters of Credit have terminated;

provided, however, that Payee may receive and Maker may make payments in respect of principal, interest and other amounts due under this Note if, at the time of making such payment and immediately after giving effect thereto, no Default or Event of Default under the Credit Agreement shall have occurred and be continuing.

The Maker reserves the right, at any time, upon one Business Day’s prior written notice, to terminate, or to pre-pay this Note (in whole or in part), prior to the Maturity Date hereof, with no prepayment penalty; provided that the Maker shall pay accrued interest on the principal so pre-paid to the date of such pre-payment; and provided, further, that such termination and/or pre-payment rightshall be subject to the subordination provisions set forth herein and in the Subordination Agreement and in the TD Bank Subordination Agreement.

All payments or distributions upon or with respect to this Note which are received by Payee contrary to the foregoing provisions, and the provisions of the Subordination Agreement and the TD Bank Subordination Agreement, shall be received in trust for the benefit of the Administrative Agent and the Lenders, shall be segregated from other funds and property held by Payee, and shall be forthwith paid over to the Administrative Agent in the same form as so received (with any necessary indorsement) to be held by the Administrative Agent as collateral for, and then or at any time thereafter be applied in whole or in part by the Administrative Agent for the ratable benefit of the Lenders against, all or any part of the Maker’s Obligations under the Credit Agreement, in such order and manner as the Administrative Agent may determine.

Any of the following specified events shall be deemed to be a “Note Event of Default” hereunder:

(a) Maker fails to pay when due hereunder, any unpaid principal of, or interest accrued on, amounts outstanding this Note, and such failure to pay interest continues unremedied for more than five (5) Business Days;

(b) Maker fails to pay when due any of its outstanding indebtedness, including reimbursement obligations with respect to bonds, letters of credit or capital leases; under any instrument or agreement (other than this Note) when due (or, if permitted by the terms of the relevant documents, within any applicable grace period) in an aggregate amount in excess of Ten Million Dollars ($10,000,000); or any event shall exist the effect of which is to accelerate, or permit the holders of such indebtedness to accelerate, such indebtedness prior to its stated maturities, unless in the case of any failure to pay or the existence of any such event, such failure or existence is waived by the Payee, or remedied or being contested in good faith by the Maker; or

(c) the Maker shall be adjudicated a bankrupt or insolvent, or make an assignment for the benefit of creditors; or the Maker shall apply for, or consent to, the appointment of any custodian, receiver, trustee or similar officer for the Maker or for all or any substantial part of the Maker’s property; or such receiver, trustee or similar officer shall be appointed without the application or consent of the Maker and such appointment shall continue undischarged for a period of sixty (60) days; or the Maker shall institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it under the laws of any jurisdiction; or any such proceeding shall be instituted (by petition, application or otherwise) against the Maker and shall remain undismissed or unstayed for a period of sixty (60) days;

If any Note Event of Default occurs, the Payee may declare the unpaid principal amount of this Note, together with all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder to be immediately due and payable, subject to the subordination provisions set forth herein and in the Subordination Agreement, as the same may be in effect at all times prior to the Satisfaction Time.

Maker hereby waives presentment, demand, protest or notice of any kind in connection with this Note. If this Note is placed for collection, or collected by suit or through a bankruptcy, or probate, or any other court proceedings, either before or after maturity, the Maker promises to pay all costs of collection, reasonable attorney’s fees (whether or not a lawsuit is commenced as part of the collection process), and other expenses incurred by Payee in enforcing the terms of this Note.

At any time and from time to time, without notice to, or consent of, the Maker, the Payee may assign or otherwise transfer, in whole or in part, to any person (an “Assignee”) this Note, or may sell a participation therein to any person. Maker agrees not to assert against Assignee any claim or defense which the Maker may have against the Payee.

No renewal, extension, or assignment of this Note by Payee, shall affect the liability or the obligations of the Maker. No failure or delay on the part of the Payee in exercising any right, power or privilege hereunder and no course of dealing between the Maker and the Payee shall operate as a waiver therefor. All rights of the Payee under this Note are cumulative and may be exercised concurrently or consecutively at the Payee’s option, and; no single or partial exercise of any right, power or privilege hereunder shall preclude any other or future exercise thereof, or the exercise of any rights or remedies which the Payee or any subsequent holder of the Note otherwise would have.

This Note may be amended or modified only in a writing signed by the Payee and the Maker.

If any one or more of the provisions of this Note are determined to be unenforceable, in whole or in part, for any reason, the remaining provisions shall remain fully operative.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE COMMONWEALTH OF PENNSYLVANIA.

The Maker hereby irrevocably submits to the non-exclusive jurisdiction of the courts of the Commonwealth of Pennsylvania and of the United States of America for the Eastern District of Pennsylvania for the purpose of any action or proceeding relating to this Note. The Maker hereby consents to service of process upon it by mailing or delivering of such service to its address set forth below. Such service shall be deemed effected ten (10) days after such mailing or delivery. Nothing in this paragraph shall affect the rights of the Payee to serve legal process in any other manner, or in any other jurisdiction, permitted by applicable law.

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IN WITNESS WHEREOF, the Maker has caused this Promissory Note to be duly executed as of the date first above written.

SUNOCO LOGISTICS PARTNERS OPERATIONS L.P. as “Maker”

By:	SUNOCO LOGISTICS PARTNERS GP LLC

	Name:	/s/ Michael J. Hennigan

	Title:	President

Address of Registered Office:

Corporation Trust Center
1209 Orange Street
Wilmington, DE 19801

[Signature Page to $100 Million Promissory Note from

Sunoco Logistics Partners Operations L.P, as Maker, to Sunoco, Inc., as Payee]